CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 28, 2009
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041
 (Address of principal executive offices (zip code))

+0086-28-86154737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Appointment of Principal Officers
Item 5.02 - Appointment of Principal Officers

Mr. Tao Yang was appointed as Chief Operating Officer of our company on September 28, 2009. Mr. Yang was appointed in November 2008 as Chief Advisor for Sales and Marketing and Special Advisor to Dr. Jiang, the CEO of Tianyin Pharmaceutical Co., Inc.

Mr. Yang, age 42, is a well-known certified pharmaceutical sales training specialist with more than 18 years experience in the sales and marketing industry. His experience includes serving as a sales training specialist and marketing manager for Astra Zeneca and Bayer, in addition to managing the training services for 85 well-known domestic and international pharmaceutical companies during the past ten years. These include Grunenthal- San Huan Pharmaceutical (China) Co., Ltd., Beaufour Ipsen Pharmaceutical Co., Ltd., and Yangtze River Pharmacy Group, etc. Mr. Yang also served as BPIP implementation consultant for CPDF, launched by the World Bank in 2001, and the executive advisor of a policy system program in 2007, which is a training system formed by the Chinese and British government aiming to support domestic small to medium sized businesses.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:  /s/  Dr. Guoqing Jiang
      Name:  Dr. Guoqing Jiang
      Title:   Chairman and Chief Executive Officer

Dated:  September 28, 2009